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GENE LOGIC INC.
JUNE 30, 2000
EXHIBIT 11.1



                Statement Re: Computation of Per Share Loss
                 (In thousands, except per share amounts)

                                                 Three Months Ended        Six Months Ended
                                                       June 30,                June 30,
                                                --------------------    ----------------------
                                                  2000        1999         2000         1999
                                                ---------   --------    ---------     --------
BASIC AND DILUTED:

Weighted average common shares outstanding        25,511     19,797       24,505       19,754

Net loss                                         $(5,057)   $(4,385)    $(10,041)     $(9,334)
                                                =========   ========    =========     ========
Net loss per common share                        $ (0.20)   $ (0.22)    $  (0.41)     $ (0.47)
                                                =========   ========    =========     ========